Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the KaloBios Pharmaceuticals, Inc. 2001 Stock Plan and the KaloBios Pharmaceuticals, Inc. 2012 Equity Incentive Plan of our report dated June 12, 2012, with respect to the consolidated financial statements of KaloBios Pharmaceuticals, Inc. included in its Registration Statement (Form 10 No. 000-54735) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

September 4, 2012